Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated February 27, 1996, in the Registration Statement (Form S-3) and related Prospectus of OXiGENE, Inc. for the registration of 1,150,000 shares of its common stock.



                                                     ERNST & YOUNG LLP


New York, New York
September 25, 1996


407477.1